SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant    ☒

Filed by a Party other than the registrant    ☐

☐    Check the appropriate box:

☐    Preliminary proxy statement

☐    Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☒    Definitive proxy statement

☐    Definitive additional materials

☐    Soliciting material under Rule 14a-12

INSITE VISION INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

November 25, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of InSite Vision Incorporated (the “Company”) to be held on Friday, December 12, 2003 at 10:00 a.m. local time at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California, 94501. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

Please submit your Proxy over the Internet, by telephone, or sign, date and return your Proxy card as promptly as possible in the enclosed envelope for your convenience whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

Sincerely,

S. Kumar Chandrasekaran, Ph.D.

Chairman of the Board

and Chief Executive Officer

YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

INSITE VISION INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 12, 2003

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), will be held on Friday, December 12, 2003 at 10:00 a.m. local time, at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California, 94501, for the following purposes:

1. To elect five directors to serve until the 2004 annual meeting or until their respective successors are elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our board of directors recommends that you vote in favor of the proposal described in this Proxy Statement.

The Board of Directors has fixed the close of business on November 5, 2003, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available for inspection at the executive offices of the Company for a period of 10 days before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting. Whether or not you plan to attend, please submit your Proxy and voting instructions over the Internet, by telephone, or mark, date, sign and return the enclosed Proxy card in the reply envelope provided. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be submitted over the Internet, by telephone or signed and returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your Proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your Proxy card will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors,

S. Kumar Chandrasekaran, Ph.D.

Chairman of the Board

and Chief Executive Officer

Alameda, California

November 25, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOU WISH TO VOTE BY TELEPHONE OR THE INTERNET, YOU MAY DO SO BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

INSITE VISION INCORPORATED

965 Atlantic Avenue

Alameda, California 94501

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 12, 2003

GENERAL INFORMATION FOR STOCKHOLDERS

The enclosed Proxy (“Proxy”) is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), with principal executive offices at 965 Atlantic Avenue, Alameda, California 94501, for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 10:00 a.m. local time on Friday, December 12, 2003 at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California, 94501.

This Proxy Statement and the accompanying form of Proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about November 25, 2003.

Record Date and Voting

Stockholders of record on November 5, 2003, 2003 (the “Record Date”) are entitled to notice of and, as described below, to vote at the Annual Meeting. A quorum must be initially present at the meeting before any proposal may be voted upon. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. As of the close of business on the Record Date, 26,014,146 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding and 4,000 shares of the Company’s Series A-1 Preferred Stock, par value $0.01 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. The Series A-1 Preferred Stock is not entitled to vote at the Annual Meeting. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy or if the Proxy and voting instructions are submitted over the Internet or by telephone, such stockholder’s shares will be voted accordingly. Stockholders submitting proxies over the Internet or by telephone should not mail the Proxy card. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposal described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Pursuant to Delaware law, the five candidates for directors who receive the highest number of affirmative votes at the Annual Meeting will be elected. With regard to such election, votes may be cast in favor of, or withheld from, each nominee. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 965 Atlantic Avenue, Alameda, California 94501 or by telephone at (510) 865-8800. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by December 5, 2003.

IMPORTANT

Please submit your Proxy and voting instructions over the Internet or by telephone, or mark, date and sign the enclosed Proxy card, and return it at your earliest convenience in the enclosed, postage-prepaid, return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.

Revocability of Proxies

If you vote your Proxy by mail, you may revoke or change your Proxy at any time prior to or at the Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, a notice of revocation or another signed Proxy with a later date. If you choose to vote your Proxy over the Internet or by telephone, you may change your vote by voting again using the same method used for the original vote (i.e., the Internet or telephone) so long as you retain the Proxy card referencing your voter control number. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and voting instructions and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, electronic mail or other means by directors, officers or employees of the Company. The Company will not pay any additional compensation to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting must be received no later than July 28, 2004, in order that they may be included in the Proxy statement and form of Proxy relating to that meeting. However, if the date of the Company’s 2004 Annual Meeting is changed by more than 30 days from the date of the 2003 Annual Meeting, such proposals must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2004 Annual Meeting. In addition, the Proxy solicited by the Board for the 2004 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than October 11, 2004; or, if the date of the Company’s 2004 Annual Meeting is changed by more than 30 days from the date of the 2003 Annual Meeting, not later than a reasonable time before the Company mails its proxy materials for the 2004 Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than six nor more than nine directors. The authorized number of directors is presently six. Five directors will stand for re-election at the Annual Meeting to serve until the Company’s next annual meeting, until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. There is currently one vacancy on our Board of Directors. The current vacancy will remain open and will not be filled at the Annual Meeting. The Board of Directors will vote all proxies received by them in favor of the five nominees listed below unless otherwise instructed in writing on such Proxy and voting instructions and the proxies cannot be voted for a greater number of persons than the number of nominees named. If, however, any of the nominees named in the accompanying Proxy card are unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the accompanying Proxy may recommend. The five candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors of the Company.

The Board of Directors recommends that the stockholders vote FOR the election of each of the following nominees to serve as directors of the Company until the 2004 annual meeting, until their respective successors have been elected and qualified or until their earlier death, resignation or removal.

Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for at least last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of November 25, 2003:

Nominees	Position(s) with the Company	Age	Director Since
S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer	61	1989
Mitchell H. Friedlaender, M.D.	Director	57	1996
John L. Mattana	Director	74	1997
Jon S. Saxe, Esq.	Director	67	2000
Anders P. Wiklund	Director	63	1996

Business Experience of Board Nominees

S. Kumar Chandrasekaran, Ph.D. has been a Director of the Company since 1989. Dr. Chandrasekaran joined the Company in September 1987 as Vice President, Development. From 1988 to 1989, Dr. Chandrasekaran served as Vice President, Research and Development. From 1989 to 1993, Dr. Chandrasekaran served as President and Chief Operating Officer. Since August 1993, he has served as Chairman of the Board of Directors, President and Chief Executive Officer and since January 1999, he has served as Chief Financial Officer, a position also held from December 1995 to December 1997. Dr. Chandrasekaran holds a Ph.D. in Chemical Engineering from the University of California at Berkeley.

Mitchell H. Friedlaender, M.D. has been a Director of the Company since May 1996. He has served as an ophthalmologist at Scripps Clinic and Research Foundation (“Scripps”) since 1986 and currently serves as Head of Division of Ophthalmology and Director, LaserVision Center, Scripps Clinic. Prior to joining Scripps, Dr. Friedlaender served as a full-time faculty member at the University of California, San Francisco for 10 years. He is the founder of the Aspen Corneal Society and the Pacific Ophthalmic Forum, co-editor in chief of International Ophthalmology Clinics, a member of four scientific editorial boards, a member of the Sjogren’s Syndrome Foundation Medical Advisory Board, and former president of the Ocular Microbiology and Immunology Group.

He also serves as a consultant for several pharmaceutical companies and performs clinical studies on new ophthalmic drugs. Dr. Friedlaender holds an M.B.A. from the University of Phoenix and an M.D. from the University of Michigan.

John L. Mattana has been a Director of the Company since September 1997. From 1992 to 1997, Mr. Mattana served as an Investment Vice President at New York Life Insurance Company, where he was a Director of Venture Capital Investments. Since October 1997 he served as a Vice President at Ceptor Corporation. Mr. Mattana holds an M.B.A. from New York University.

Jon S. Saxe, Esq. has been a Director of the Company since December 1999. Mr. Saxe was a Director of the Company from 1992 through 1997, when he resigned as a member of the Board of Directors and became Director Emeritus until December 1999. Mr. Saxe is a Director of Protein Design Labs, Inc., a biotechnology company for which he served as President from January 1995 to May 1999. Mr. Saxe served as President of Saxe Associates, a biotechnology consulting firm, from May 1993 to December 1994, President, Chief Executive Officer and a Director of Synergen, Inc., from October 1989 to April 1993, and Vice President, Licensing & Corporate Development for Hoffmann-LaRoche from August 1984 through September 1989. Mr. Saxe serves on the board of directors of Questocor Pharmaceuticals, Inc., Incyte Inc., First Horizon Pharmaceutical Corporation, Protein Design Labs, Inc., SciClone Pharmaceuticals, Inc., ID Biomedical Corporations and Durect, Inc. Mr. Saxe also serves on the board of directors of four private companies and is the Chairman of four private companies. Mr. Saxe holds a B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law, and an L.L.M. from New York University School of Law.

Anders P. Wiklund has been a Director of the Company since November 1996. Since January 1997 he has served as Principal at Wiklund International Inc., an advisory firm to the biotechnology and pharmaceutical industries, and from 1997 through 2001 served as Senior Vice President at Biacore Holding Inc., a life science technology company. He served as Vice President, Corporate Business Development of Pharmacia & Upjohn from January 1996 to December 1996, as Executive Vice President of Pharmacia U.S. Inc. from 1994 to 1996 and as President and Director of Pharmacia Development Corp. from 1993 to 1994. Mr. Wiklund served as Chief Executive Officer, President and Director of KABI Pharmacia Inc. from 1990 to 1993. Mr. Wiklund serves on the board of directors of Medivir AB. Mr. Wiklund also serves on the board of directors of four private companies. Mr. Wiklund holds a Master of Pharmacy from the Pharmaceutical Institute, Stockholm, Sweden.

Board Committees and Meetings

During the fiscal year ended December 31, 2002, the Board of Directors held five meetings. The Board of Directors has an Audit Committee, a Stock Plan and Compensation Committee and a Nominating Committee. In addition, in 2003, the Board of Directors formed a Financing Committee, a Mergers and Acquisitions Committee and a New Ophthalmic Opportunities Committee.

During the 2002 fiscal year, the Audit Committee was initially composed of three non-employee directors: John L. Mattana, Jon S. Saxe and Anders P. Wiklund. In June 2002, the Audit Committee was increased to four non-employee directors and Mitchell H. Friedlaender was added to the committee. In March 2003, due to Dr. Friedlaender’s other commitments outside the Company and his other responsibilities on the board and various committees of the board, it was determined that Dr. Friedlaender would no longer serve on the audit committee and the committee would be comprised of Messrs. Mattana, Saxe and Wiklund for the remainder of the 2003 fiscal year. There were no disagreements between Dr. Friedlaender, the Audit Committee, or the Board of Directors.

The Audit Committee appoints the Company’s independent auditors; approves all audit and non-audit services to be provided to the Company by the independent auditors; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; receives and considers the independent auditors’ comments as to accounting and financial controls; monitors the effectiveness of the internal and external audit controls, oversees the Company’s financial and accounting organization and financial reporting, discusses with management and the independent auditors the results of the annual audit and the Company’s annual financial statements; and discusses with management and the independent auditors, as applicable, the results of the independent auditors’ interim review of the Company’s quarterly financial statements, as well as the Company’s earnings press releases. The Audit Committee met six times in 2002. The Board of Directors adopted and approved a charter for the Audit Committee in June 2000, a copy of which is attached as Annex A to this Proxy Statement.

The Board of Directors has determined that each of the members of the Audit Committee during the 2002 fiscal year was “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. For the 2003 fiscal year, the Board of Directors has determined that Mr. Mattana may not qualify as an independent director under the American Stock Exchange’s listing standards because in January 2002, Mr. Mattana received forty-nine months of deferred compensation due to him under his 1997 consulting agreement with the Company in the aggregate amount of $122,500. Although this lump sum payment represented forty-nine months worth of deferred compensation accrued between December 1,1997 and December 31, 2001, such compensation was deferred voluntarily by Mr. Mattana to benefit the Company by easing the Company’s cash flow during 1998, 1999, 2000 and 2001 and represented deferred compensation in the amount of approximately $30,000 per year from 1998 to 2001, under the American Stock Exchange’s listing standards it is possible that Mr. Mattana could be deemed to have accepted compensation “in excess of $60,000” during the 2002 fiscal year, which would disqualify him as an independent director for the 2003 fiscal year. Nevertheless, because Mr. Mattana has been a consistent and valuable member of the audit committee since 1997, and due to Mr. Mattana’s broad experience in financial matters, the Board has determined that in this exceptional and limited circumstance, Mr. Mattana’s continued membership on the audit committee in 2003 is required by the best interests of the corporation and its stockholders.

The Stock Plan and Compensation Committee (the “Compensation Committee”) currently consists of two directors, John L. Mattana and Anders P. Wiklund. The Compensation Committee met twice in the 2002 fiscal year. The Compensation Committee determines and reviews the compensation to be paid to the Company’s officers and directors and administers the Company’s 1994 Stock Option Plan (the “1994 Plan”) and the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”).

The Nominating Committee currently consists of two directors, John L. Mattana and Mitchell H. Friedlaender, M.D. The Nominating Committee held one meeting during the 2002 fiscal year to nominate directors standing for election at the Company’s 2002 Annual Meeting. The Nominating Committee also met in early 2003 to nominate the directors standing for election at the 2003 Annual Meeting. The Nominating Committee, on behalf of the Board of Directors, makes nominations for election to the Company’s Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Such nominations by stockholders must be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary or Assistant Secretary of the Company, and received by the Secretary or Assistant Secretary not less than 120 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 100 days notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the Secretary or Assistant Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

The Financing Committee currently consists of two directors, John L. Mattana and Jon S. Saxe. The Financing Committee reviews and evaluates potential financing opportunities for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Financing Committee was formed in 2003 and consequently did not meet during the 2002 fiscal year.

The Mergers and Acquisitions Committee currently consists of two directors, Jon S. Saxe and Anders P. Wiklund. The Mergers and Acquisitions Committee reviews and evaluates potential strategic business combination opportunities for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Mergers and Acquisitions Committee was formed in 2003 and consequently did not meet during the 2002 fiscal year.

The New Ophthalmic Opportunities Committee currently consists of two directors, Mitchell H. Friedlaender and Anders P. Wiklund. The New Ophthalmic Opportunities Committee reviews and evaluates potential partnering and other collaborative arrangements for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The New Ophthalmic Opportunities Committee was formed in 2003 and consequently did not meet during the 2002 fiscal year.

During the 2002 fiscal year each individual currently serving as a director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served.

Compensation of Directors

During the 2002 fiscal year, each non-employee Board member received $1,000 for each Board meeting and $250 for each committee meeting attended in person or by telephone, plus reimbursement of reasonable expenses for attending such meetings.

In order to continue to attract, retain and properly compensate qualified Board members and to encourage qualified Board members to serve on our various committees, including our new committees formed in 2003, and in recognition of the increased duties, responsibilities and potential liability imposed on directors of public companies under newly enacted laws, rules and regulations, for the 2003 fiscal year the Company has revised its compensation of directors such that, beginning January 1, 2003, each non-employee Board member will receive:

•	$2,000 for each Board meeting attended in person or by telephone, up to a maximum of $8,000 per year;

•	an additional $2,500 for attending in person the annual strategic planning meeting between the Board of Directors and management;

•	an additional $500 for each Audit Committee Meeting attended in person or by telephone, up to a maximum of $3,500 per year;

•	an additional $500 for each Compensation Committee Meeting attended in person or by telephone, up to a maximum of $2,000 per year;

•	an additional $12,000 per year for serving on each of the Financing Committee, the Mergers and Acquisitions Committee, or the New Ophthalmic Opportunities Committee; and

•	reimbursement of reasonable expenses for attending any Board or committee meetings.

Under the Automatic Option Grant Program in effect under the 1994 Plan, each individual who first joins the Board as a non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an option grant to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each such option will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service, and will become exercisable for all of the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, the option will immediately become exercisable for all the option shares upon certain changes in control of the Company.

Continuing non-employee Board members will each receive an automatic option grant for an additional 10,000 shares of Common Stock on the date of the first Board meeting held in December each year. In the event there is no December Board meeting in any year, then the annual option grant for that year will be made on December 15th or if December 15th is not a day on which the New York Stock Exchange is open for business such grant will be made on the immediately succeeding trading day. The option will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. The option will become exercisable for all the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, the option will immediately vest and become exercisable upon certain changes in control of the Company.

Accordingly, on December 9, 2002, the date of the Company’s first December Board meeting in 2002, each of the following non-employee Board members received an automatic option grant to purchase 10,000 shares of Common Stock at an exercise price of $0.70 per share, the fair market value per share of Common Stock on such grant date: Messrs. Friedlaender, Mattana, Saxe and Wiklund.

On November 1, 1996, the Company entered into a consulting agreement with Anders P. Wiklund, a non-employee Board member, pursuant to which Mr. Wiklund served as an advisor and consultant in the field of business development. In exchange for such consulting services, the Company paid Mr. Wiklund a consulting fee in the amount of $5,000 per month. This consulting agreement was terminated as of December 31, 2002.

On December 1, 1997, the Company entered into a deferred compensation consulting agreement with John L. Mattana, a non-employee Board Member, pursuant to which Mr. Mattana served as an advisor and consultant in the field of investor relations. In exchange for such consulting services, the Company accrued $2,500 per month which amount was paid to Mr. Mattana in January 2002 in the aggregate amount of $122,500. The December 1997 consulting agreement with Mr. Mattana was replaced by a new consulting agreement between Mr. Mattana and the Company effective January 1, 2002. Under the new consulting agreement, Mr. Mattana continued to serve as an advisor and consultant in the field of investor relations and was paid a consulting fee in the amount of $1,500 per month. This consulting agreement was terminated as of December 31, 2002.

On September 1, 2001, the Company entered into a consulting agreement with Jon S. Saxe, a non-employee Board member, pursuant to which Mr. Saxe serves as an advisor and consultant in the field of business development for the term of one year. In exchange for such consulting services, the Company paid Mr. Saxe a consulting fee in the amount of $7,500 per quarter. This consulting agreement was terminated as of December 31, 2002.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy and voting instructions to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of November 5, 2003, unless otherwise noted by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) the Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table, (iii) each director and nominee for director at the Annual Meeting, and (iv) all current executive officers and directors as a group. Unless otherwise indicated, the principal address of each of the stockholders below is: c/o InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below has sole voting and investment power with respect to such shares, subject to community property laws, where applicable. Information for Eli Jacobson and Pfizer Inc. is based upon the most recent 13G or 13G/A filed by such entity with the Securities and Exchange Commission.

The percentage of beneficial ownership is calculated based on the 26,014,146 shares of Common Stock that were outstanding on November 5, 2003. This percentage also includes Common Stock of which such individual or entity had the right to acquire beneficial ownership of as of November 5, 2003 or within 60 days after November 5, 2003, including but not limited to upon the exercise of options; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity.

	Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percent of Class
Pfizer Inc.	2,665,614	(1)	10.25%
235 East 42nd Street New York, NY 10017
Eli Jacobson	1,610,600	(2)	6.19%
125 Broad Street, 32nd Floor New York, NY 10004
S. Kumar Chandrasekaran, Ph.D.	1,205,962	(3)	4.48%
Lyle M. Bowman, Ph.D.	208,496	(4)	*
David F. Heniges.	52,958	(5)	*
Mitchell H. Friedlaender, M.D.	95,000	(6)	*
John L. Mattana	120,000	(7)	*
Jon S. Saxe	90,718	(8)	*
Anders P. Wiklund	95,000	(9)	*
All current executive officers and directors as a group (7 persons)	1,868,134	(10)	6.82%

*	Less than one percent of the outstanding Common Stock.
(1)	Pursuant to a Form 3 dated and filed with the Securities and Exchange Commission on June 19, 2003, Pfizer Inc. reported that as of April 16, 2003 it had sole voting power and sole dispositive power of all 2,665,614 shares. No filing has been made subsequent to that date, so the Company assumes that the holdings of Pfizer Inc. remain the same as stated in the June 19, 2003 Form 3.
(2)	Pursuant to a Schedule 13G dated and filed with the Securities and Exchange Commission on November 3, 2003, Eli Jacobson reported that as of October 23, 2003 he had sole voting power and sole dispositive power of all 1,610,600 shares.
(3)	Includes 880,937 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.
(4)	Includes 143,608 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.
(5)	Comprised of 52,958 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.

(6)	Includes 75,000 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.
(7)	Includes 70,000 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.
(8)	Includes 68,718 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.
(9)	Includes 75,000 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.
(10)	Includes 1,366,221 shares issuable upon the exercise of stock options exercisable on November 5, 2003 or within 60 days thereafter.

INDEPENDENT AUDITORS

Search for new Independent Auditor for the Company

The Company announced on October 28, 2003 that Ernst & Young, LLP will resign as the Company’s independent auditor following the completion of its review of the Company’s Form 10-Q filing for the quarter ended September 30, 2003. Review of unaudited quarterly financial information for fiscal 2003 was performed by Ernst & Young LLP on a timely basis prior to its resignation.

The Company believes it will be better served by an independent accounting firm that focuses on meeting the needs of smaller public companies. The Audit Committee of the Board of Directors of the Company has begun a search for a new independent auditing firm, however the Company has not yet engaged a new firm. The Company has authorized Ernst & Young LLP to respond fully to any inquiries of the Company’s successor accountants. Stockholder approval is not required for the appointment of an independent auditing firm, since the Audit Committee of the Board of Directors has the responsibility for selecting independent accountants.

Ernst & Young’s decision was not the result of any disagreement between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Ernst & Young’s reports on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Ernst’s report on the financial statements for the year ended December 31, 2002 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim periods up to the date of Ernst & Young’s resignation, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Ernst & Young LLP has audited the Company’s financial statements annually since 1986. Ernst & Young LLP has rotated the Company’s audit partners in compliance with current SEC regulations.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2002

Audit Fees:

Audit fees accrued and paid by the Company to Ernst & Young LLP during the Company’s 2002 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $132,246.

Financial Information Systems Design and Implementation Fees:

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2002.

All Other Fees:

Fees accrued and paid by the Company to Ernst & Young LLP for services rendered to the Company, other than the services described above under “Audit Fees” during the Company’s 2002 fiscal year totaled $17,500. These fees primarily consisted of activities related to filings with the Securities Exchange Commission in support of the Company and to activities related to the Bausch & Lomb LLP license and stock purchase agreements entered into in 2002.

The Audit Committee has considered whether the provision of non-audit services rendered to the Company is compatible with maintaining the principal accountants’ independence.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002, included in the Company’s Annual Report on Form 10-K for that year.

The audit committee has reviewed and discussed these audited financial statements with management of the Company.

The audit committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors

John L. Mattana

Jon S. Saxe

Anders P. Wiklund

Mitchell H. Friedlaender, M.D.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Stock Plan and Compensation Committee Report on Executive Compensation

The Stock Plan and Compensation Committee (the “Compensation Committee”) of the Board is responsible for establishing the cash and equity compensation of the Company’s Chief Executive Officer, President and Chief Financial Officer, Dr. Chandrasekaran, and the Company’s other executive officers. All decisions by the Compensation Committee with respect to cash compensation are reviewed by the full Board of Directors. However, the Compensation Committee has the sole and exclusive authority to administer the 1994 Plan and to make option grants to the Company’s executive officers under the 1994 Plan. The Compensation Committee has furnished the following report with respect to the 2002 compensation of Dr. Chandrasekaran and the Company’s other executive officers.

To: The Board of Directors

Compensation Policy

The Compensation Committee’s principal goals in making its executive compensation recommendations are (i) to ensure that there exists an appropriate relationship between executive pay and both the performance of the Company and stockholder value, particularly, but not exclusively, as reflected in the price of the Company’s Common Stock, and (ii) to attract, motivate and retain key executives in the face of competition within the biopharmaceutical industry for qualified personnel. To achieve these objectives, the Compensation Committee’s executive compensation policies generally integrate annual base salaries and other guaranteed payments for Dr. Chandrasekaran and the Company’s other executive officers with variable incentive bonuses and stock options primarily based upon corporate and individual performance. Performance is measured primarily by comparison with specific objectives. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives.

Base Salary

The base salary levels for the executive officers were established for the 2002 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee estimates that the base salary levels in effect for the Company’s executive officers were at the median of the salary levels in effect for similar positions at those competitor companies. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

Performance Measures

Due to the current stage of the Company’s development, the Compensation Committee believes that corporate performance is not appropriately measured in terms of traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board. Accordingly, annual incentive compensation is awarded on the basis of these non-traditional factors.

The incentive compensation paid to the executive officers for the 2002 fiscal year was based primarily upon the Company’s attainment of performance milestones tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company’s technology. Although certain milestones were achieved during the 2002 fiscal year, the Company’s executive officers who were entitled to such bonuses have agreed to forego such bonuses unless and until the Company’s financial position improves to a sufficient degree that the Compensation Committee determines that such bonuses can be paid without undue negative impact on the Company’s financial position.

Stock Option Grants

Stock option grants under the 1994 Plan are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a period of years, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee will also take into account the executive officer’s existing holdings of Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

During the 2002 fiscal year, stock options in the aggregate amount of 155,000 shares of Common Stock were granted to the executive officers named in the Summary Compensation Table. Please refer to the “Summary Compensation Table” and the section entitled “Option Grants in Last Fiscal Year.”

CEO Compensation

In setting the total compensation payable to Dr. Chandrasekaran, the Company’s Chief Executive Officer, President and Chief Financial Officer, for the 2002 fiscal year, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which the Company competes for executive talent.

The base salary paid to Dr. Chandrasekaran for the 2002 fiscal year was not based to any significant extent on Company performance. Instead, it is the Committee’s intent to have this component of his compensation remain stable from year to year. For the 2002 fiscal year, the Committee estimates that Dr. Chandrasekaran’s base salary was comparable to the level of base salaries paid to the chief executive officers of other companies with which the Company competes for executive talent. The incentive portion of Dr. Chandrasekaran’s cash compensation opportunity for the 2002 fiscal year was tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company’s technology. These were the same milestones used to measure the incentive compensation payable to the other executive officers for the 2002 fiscal year. Although such milestones were achieved during the 2002 fiscal year, the Company’s executive officers who were entitled to such bonuses, including Dr. Chandrasekaran, have agreed to forego such bonuses unless and until the Company’s financial position improves to a sufficient degree that the Compensation

Committee determines that such bonuses can be paid without undue negative impact on the Company’s financial position.

Additionally, the Compensation Committee awarded a stock option grant to the Chief Executive Officer in the 2002 fiscal year in order to provide him with an equity incentive tied to the financial success of the Company. The option will have value for Dr. Chandrasekaran only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Corporation’s executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a stockholder-approved plan. The cash based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the total cash compensation to be paid to any of the Company’s executive officers for fiscal 2003 will exceed that limit. Accordingly, the Compensation Committee has decided not to submit any of the Company’s cash incentive bonus plans for stockholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company’s non-stockholder approved incentive bonus plans. The stock option grants made under the 1994 Plan during the 2002 fiscal year did not qualify as performance-based compensation. Accordingly, the Company will not be entitled to a tax deduction with respect to the compensation deemed paid by the Company upon the subsequent exercise of those options or the disposition of the shares purchased under those options to the extent that the amount of such compensation, together with the cash compensation paid to the executive officer in the year of exercise, should exceed the $1 million limitation under Section 162(m).

Submitted by the Compensation Committee

of the Board of Directors

John L. Mattana

Anders P. Wiklund

Performance Graph

The following graph compares the percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock from December 31, 1997 through December 31, 2002 with (ii) the cumulative total return on (a) The American Stock Exchange (U.S. Index) and (b) The American Stock Exchange (Biotech) as well as (c) The American Stock Exchange (Health, Products & Services). The comparison assumes (i) an investment of $100 on December 31, 1997 in each of the foregoing indices and (ii) reinvestment of dividends, if any.

The stock price performance shown on the graph below represents historical price performance and is not necessarily indicative of any future stock price performance.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

Compensation Committee Interlocks and Insider Participation

During the 2002 fiscal year, the Compensation Committee consisted of John L. Mattana and Anders P. Wiklund. No member of the Compensation Committee was at any time during the 2002 fiscal year, or at any other time, an officer or employee of the Company.

On November 1, 1996, the Company entered into a consulting agreement with Anders P. Wiklund, a non-employee Board member, pursuant to which Mr. Wiklund served as an advisor and consultant in the field of business development. In exchange for such consulting services, the Company paid Mr. Wiklund a consulting fee in the amount of $5,000 per month. This consulting agreement was terminated as of December 31, 2002.

On December 1, 1997, the Company entered into a deferred compensation consulting agreement with John L. Mattana, a non-employee Board Member, pursuant to which Mr. Mattana served as an advisor and consultant in the field of investor relations. In exchange for such consulting services, the Company accrued $2,500 per month which amount was paid to Mr. Mattana in January 2002 in the aggregate amount of $122,500. The December 1997 consulting agreement with Mr. Mattana was replaced by a new consulting agreement between Mr. Mattana and the Company effective January 1, 2002. Under the new consulting agreement, Mr. Mattana continued to serve as an advisor and consultant in the field of investor relations and was paid a consulting fee in the amount of $1,500 per month. This consulting agreement was terminated as of December 31, 2002.

During the 2002 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements

On May 30, 1995, the Company amended the 1994 Plan to implement a special change in control feature designed to protect the economic benefit of the outstanding options in the event the Company were to be acquired. As a result of this special feature, should any optionee’s service be involuntarily terminated within twelve (12) months following a Corporate Transaction in which his or her options are assumed by the successor corporation and do not otherwise accelerate at that time, then those options will accelerate and become fully exercisable for all of the option shares as fully-vested shares of Common Stock upon such involuntary termination. A “Corporate Transaction” under the 1994 Plan is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation of the Company.

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation earned by the Company’s Chief Executive Officer, and each of the Company’s other executive officers whose salary and bonus for fiscal year 2002 was in excess of $100,000, for services rendered in all capacities to the Company for the 2002, 2001 and 2000 fiscal years (the “Named Executive Officers”). No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2002 fiscal year resigned or terminated employment during that fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)(4)
S. Kumar Chandrasekaran, Ph. D. .	2002	350,000	—	2,772	65,000	127,318
Chairman of the Board, President, Chief Executive Officer and	2001	350,000	70,000	1,806	50,000	—
Chief Financial Officer	2000	350,000	—	1,806	—	3,450

Lyle M. Bowman, Ph. D.	2002	200,700	—	944	15,000	35,789
Vice President, Development	2001	192,000	5,000	908	15,000	—
and Operations	2000	182,000	10,000	831	—	3,450

(1)	Principal Position determined as of December 31, 2002.
(2)	The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.
(3)	Represents amounts for excess life insurance coverage.
(4)	Amounts for 2002 represent payout of unused vacation. Amounts for 2000 represent the Company’s matching contributions to its 401(k) Plan.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock options granted during the 2002 fiscal year to the executive officers named in the Summary Compensation Table. Except for the limited right described in footnote (1), no stock appreciation rights were granted to those individuals during such fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Share) (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%(4)	10%(4)
S. Kumar Chandrasekaran, Ph.D.	65,000	18.3%	$0.93	9/20/12	$37,700	$96,200
Lyle M. Bowman	15,000	4.2%	$0.93	9/20/12	$8,700	$22,200

(1)

Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee’s cessation of service with the Company. The options granted will become exercisable for twenty five percent (25%) of the option shares upon the completion of one (1) year of service measured from the grant date and will become exercisable for the balance of the option shares on a daily basis over the next three years of service thereafter. However, the option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. The option, to the extent so assumed, will subsequently vest in full should the optionee’s employment be terminated (whether involuntarily or through a resignation following a material change in the optionee’s duties and responsibilities, level of compensation or principal place of employment) within twelve (12) months following the acquisition in which that option does not otherwise vest on an accelerated basis. The option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company’s outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Company’s Common Stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option. The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. For additional information on option acceleration provisions, please see “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” above.

(2)	Represents the individual’s percentage (%) of the total options granted to all employees in the 2002 Fiscal Year as determined by combining all the options granted in the 2002 Fiscal Year to the particular individual.
(3)	The exercise price may be paid in cash, in shares of the Company’s common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares.
(4)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises and Fiscal Year-End Holdings

The following table sets forth information concerning the exercise of options during the 2002 fiscal year by the Company’s Chief Executive Officer and each of the Company’s other Named Executive Officers and the unexercised options held by such individuals at the end of such fiscal year. Except for the limited rights described in footnote (1) to the Summary Option Grant Table above, no stock appreciation rights were exercised by such individuals during the 2002 fiscal year, and no outstanding stock appreciation rights outstanding at the end of such fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired On Exercise (#)	Aggregate Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
S. Kumar Chandrasekaran, Ph. D.	136,666	$39,767	744,206	95,794	—	—
Lyle M. Bowman	38,666	$18,893	105,761	24,239	—	—

(1)	Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.
(2)	Calculated on the basis of the closing sale price per share of the Common Stock on the American Stock Exchange of $0.71 on December 31, 2002 less the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the following compensation plans under which the Company’s equity securities are authorized for issuance:

•	InSite Vision Incorporated 1994 Stock Option Plan (the “Option Plan”)

•	InSite Vision Incorporated 1994 Employee Stock Purchase Plan (the “ESPP”)

Each of these plans has been approved by the Company’s stockholders. The following table sets forth the number of shares of the Company’s Common Stock subject to outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of shares remaining available for future grants under these plans as of December 31, 2002.

	A	B	C
Plan Category	Number of Shares of the Company’s Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of the Company’s Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	2,477,215	$2.26	1,099,871	(1)
Equity Compensation Plans Not Approved by Stockholders	0	0	0
Total	2,477,215	$2.26	1,099,871

(1)	This number of shares is presented after giving effect to purchases under the ESPP for the ESPP offering period that ended December 31, 2002. Of the total number of shares available, 999,864 were available for additional stock option grants under the Option Plan and 100,007 were available for purchases under our ESPP. In addition, the number of shares of the Company’s Common Stock available for issuance under the Option Plan will automatically increase on the first day of January each year during the term of the Option Plan (which is currently scheduled to expire in 2008) by an amount equal to two percent (2%) of the total number of shares of the Company’s Common Stock issued and outstanding on the last day of December in the immediately preceding year. In addition, the number of shares of the Company’s Common Stock available for issuance under the ESPP will automatically increase on the first trading day in January each year during the term of the SPP (which is currently scheduled to expire in 2008) by an amount equal to one-half-percent (0.5%) of the total number of shares of the Company’s Common Stock issued and outstanding as of the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 125,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Restated Certificate of Incorporation (the “Certificate”) provides for indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. Each of the current directors and executive officers of the Company has entered into separate indemnification agreements with the Company. In addition, the Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

Interested Transactions

During 2003, S. Kumar Chandrasekaran, Ph.D., the Company’s Chief Executive Officer, President, Chief Financial Officer and the chairman of the Company’s Board of Directors has loaned the Company an aggregate of $543,000 which loans are evidenced by certain promissory notes and security agreements issued by the Company to Dr. Chandrasekaran, as described in greater detail below. On May 28, 2003, Dr. Chandrasekaran loaned the Company $40,000 pursuant to a secured promissory note. This loan bears interest at the rate of 2% per annum, is due December 31, 2003 and is secured by a lien on certain equipment of the Company. On June 13, 2003, Dr. Chandrasekaran loaned the Company an additional $50,000 pursuant to an unsecured promissory note. This loan bears interest at the rate of 2% per annum and is due December 15, 2003. On July 14, 2003 Dr. Chandrasekaran loaned the Company an additional $400,000 pursuant to a secured promissory note. This loan bears interest at the rate of 5.5% per annum, is due December 31, 2003 and is secured by a lien on substantially all of the assets of the Company, including the Company’s intellectual property, other than equipment secured pursuant to the May 28, 2003 promissory note and certain other equipment secured by the lessor of such equipment. On August 29, 2003, Dr. Chandrasekaran loaned the Company an additional $20,000 pursuant to a secured promissory note. This loan bears interest at the rate of 2% per annum, is due December 31, 2003 and is secured by the same lien as the July 14, 2003 promissory note. On September 3, 2003, Dr. Chandrasekaran loaned the Company an additional $18,000 pursuant to an unsecured promissory note. This loan bears interest at the rate of 2% per annum and is due December 15, 2003. On September 15, 2003, Dr. Chandrasekaran loaned the Company an additional $15,000 pursuant to an unsecured promissory note. This loan bears interest at the rate of 2% per annum and is due December 15, 2003.

Each of the transactions set forth above were approved by the Board of Directors and the Company believes that each such transaction was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Securities Exchange Act of 1934, as amended, to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2002, its officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the SEC. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may also obtain a copy of the Annual Report on Form 10-K, without charge, by writing to Ms. Sandra C. Heine, the Company’s Senior Director of Finance and Administration at the Company’s headquarters at 965 Atlantic Avenue, Alameda, California 94501. The Annual Report is not incorporated into this Proxy Statement and is not considered Proxy soliciting material.

THE BOARD OF DIRECTORS OF

INSITE VISION INCORPORATED

Dated: November 25, 2003

Annex A

INSITE VISION INCORPORATED

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall, as of the June 2001 appointments, comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss

A-1

AUDIT COMMITTEE CHARTER (CONTINUED)

with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•  The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

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INSITE VlSlON INCORPORATED

965 ATLANTIC AVENUE

ALAMEDA, CALIFORNIA 94501

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INSITE VlSlON INCORPORATED FOR ANNUAL MEETING

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on December 12, 2003 and the accompanying Proxy Statement, and appoints each of S. Kumar Chandrasekaran, Ph.D. and Sandra Heine as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of InSite Vision Incorporated (the “Company”), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at lnsite Vision, 965 Atlantic Avenue, Alameda, California, 94501 on Friday December 12, 2003 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR each of the directors listed. This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED, IF NO SPECIFICATION IS MADE.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

INSITE VISION INCORPORATED

965 ATLANTIC AVENUE

ALAMEDA, CA 94501

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to InSite Vision Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSITE VISION INCORPORATED

1.	To elect the following five directors to serve until the 2004 Annual Meeting of stockholders or until their respective successors are elected and qualified:

01)	S. Kumar Chandrasekaran, Ph.D.
02)	Mitchell H. Friedlaender, M.D.
03)	John L. Mattana
04)	Jon S. Saxe
05)	Anders P.Wiklund

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign where indicated below exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. If the shares are registered in the names of two or more persons, each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by an authorized officer, or if a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date	123,456,789,01245766010831